UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Breezer Ventures, Inc.

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(Name of small business issuer in its charter)

NEVADA 5812 Applied For

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(State or (Primary Standard Industrial (I.R.S. Employer

jurisdiction of Classification Code Number) Identification No.)

incorporation or

organization)

Breezer Ventures, Inc.

Angeni Singh, President

2416 Main Street, Suite 117

Vancouver, British Columbia

Canada V5T 3E2

Telephone: (604) 787-0715

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(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd, Suite 300

Las Vegas, Nevada, 89128

Telephone: (702) 562-4091

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(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public: as soon as practicable after

the effective date of this

Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415

under the Securities Act of 1933, check the following box. |x |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box. |__|

CALCULATION OF REGISTRATION FEE

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TITLE OF EACH PROPOSED PROPOSED

CLASS OF MAXIMUM MAXIMUM

SECURITIES # OF SHARES OFFERING # OF SHARES AMOUNT OF

TO BE TO BE PRICE PER TO BE REGISTRATION

REGISTERED REGISTERED SHARE (1) REGISTERED FEE (2)

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Common Stock 7,550,000 $0.05 7,550,000 $44.43

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(1) Based on the last sales price for Regulation S offerings on August 2nd, 2005.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated October 25, 2005

Prospectus

Breezer Ventures, Inc.
7,550,000 Shares of Common Stock

We are registering for sale by selling shareholders, 7,550,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Our current cash balance is $6,920. Management believes the current cash balance is sufficient to fund the current level of organizational and research activities for the following twelve months after the date of this filing.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become quoted on the Over the Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. As of the date of this prospectus, we have not contacted or entered into any discussions or entered into any contracts or agreements with any market maker in regards to the sponsorship of our securities. There is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering		Proceeds to Selling
	Price	Expenses	Shareholders

Per Share to Selling Shareholders	$0.05	$0.00	$0.05
Total to Selling Shareholders	$377,500	$0.00	$377,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is October 25, 2005.

Table of Contents

Summary

Our business

Breezer Ventures, Inc. was incorporated in the state of Nevada on May 18, 2005. We intend to commence operations as a North American style fast-food restaurant. On September 30, 2005, we signed an asset purchase agreement with Big-On-Burgers Restaurants to purchase the inventory and capital equipment of their restaurant. Our intention is to continue operating the restaurant in the same manner that Big-On-Burgers Restaurant has done in the past and also at the same, present location. The address of the restaurant site is 31390 South Fraser Way, Abbotsford, British Columbia. We expect to be beginning operations of the restaurant October 1st, 2005.

We currently have not advanced beyond the business plan state from our inception until the date of this filing. During June and July of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $6,920. We anticipate that our current cash balance will satisfy our cash needs for the following twelve-month period.

Our principal executive offices are located at Suite 117-2416 Main Street, Vancouver, British Columbia, Canada V5T 3E2 and our telephone number is (604) 787-0715. Our fiscal year end is September 30th.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	7,550,000 shares of common stock
Offering price per share	$0.05
Net proceeds to us	None
Number of shares outstanding before the offering	7,550,000
Number of shares outstanding after the offering if all of the shares are sold	7,550,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of
September 30, 2005
(Audited)
Balance Sheet
Total Assets	$24,128
Total Liabilities	$3,500
Stockholders Equity (Deficit)	$20,628
From Inception
Through
September 30, 2005
(Audited)
Income Statement
Revenue	$0
Total Expenses	$36,872
Net Loss	($36,872)

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Breezer Ventures, Inc.:

Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at October 15th, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

Because we have not yet commenced operations we face a high risk of business failure. We were incorporated on May 18, 2005 and to date have been involved primarily in organizational activities. As of the date of this filing, we have not earned any revenues. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure for such enterprises.

If we are not able to effectively respond to competition, our business may fail. There will be many companies in the fast food industry that will compete with us. Most of these competitors have established businesses with returning customers. We will attempt to compete against these groups by offering a higher quality of products and services to our customers. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.

Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

Because we have only one director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Presently, we have only one officer/director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Our principal shareholder controls 66.23% of our common stock; investors will have little control over our management or other matters requiring shareholder approval. Ms. Angeni Singh, our sole director, president and principal shareholder, currently owns 5,000,000, or approximately 66.23%, of our outstanding common stock, giving her the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. Our principal shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.

We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.

Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

Our principal shareholder controls 68.49% of our common stock; investors will have little control over our management or other matters requiring shareholder approval. Ms. Singh, our sole director, president and principal shareholder, currently owns 5,000,000, or approximately 68.49%, of our outstanding common stock, giving her the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. Our principal shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.

Because our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.

Because our articles of incorporation authorize the issuance of 7,550,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.

Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.

Risks associated with this offering:

Investment risks:

Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Determination of Offering Price

We selected the $0.05 price for the sale of our shares of common stock. We determined this offering price based upon the price of last sale of our common stock to investors. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

Dilution

Since all of the shares of common stock being registered are already subscribed to and fully paid for and new shares are being issued, there will be no dilution effect.

Plan of Distribution

There are thirty-six selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144:

    Holding Period

    Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one-year period holding period begins when the securities were bought and fully paid for. The holding period only applies to restricted securities.

    Adequate Current Information

    There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

    Trading Volume Forumula

    After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

    Ordinary Brokerage Transactions

    The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

    Filing Notice With the SEC

At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 7,550,000 shares of common stock subscribed to and fully paid for as of September 30th, 2005, 5,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Breezer Ventures and the selling security holders does not intend to use any means of distributing our prospectus other than by hand or the mails, such as various means of electronic delivery. Breezer Ventures and the selling security holders do not intend to use any forms of prospectus other than printed prospectuses, such as CD-ROMS, videos, etc.

As of the date of this prospectus, we have not had any discussion nor do we have any understandings with any broker-dealer over market-making activities.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

ORGANIZATION WITHIN LAST FIVE YEARS

Breezer Ventures, Inc. was incorporated in Nevada on May 18, 2005. In May of 2005, the board of directors voted to seek capital and began development of Breezer's business plan. During June and July of 2005, Breezer Ventures Inc. received its initial funding through the sale of common stock to investors. On September 30th, 2005, Breezer Ventures signed an asset purchase agreement with Big-On-Burgers Restaurants to purchase outright the inventory, furniture and equipment related to the Big-On-Burgers' restaurant located in Abbotsford, British Columbia.

Description of Business

Overview

Breezer Ventures, Inc. was incorporated in the state of Nevada on May 18, 2005. We intend to commence operations as a North American style fast-food restaurant. On September 30, 2005, we signed an asset purchase agreement with Big-On-Burgers Restaurants to purchase the inventory and capital equipment of their restaurant. Our intention is to continue operating the restaurant in the same manner that Big-On-Burgers Restaurant has done in the past and also at the same, present location. The address of the restaurant site is 31390 South Fraser Way, Abbotsford, British Columbia. We expect to be beginning operations of the restaurant by October 1st, 2005.

We currently have not advanced beyond the business plan state from our inception until the date of this filing. During June and July of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $6,920. We anticipate that our current cash balance will satisfy our cash needs for the following twelve-month period.

Our principal executive offices are located at Suite 117-2416 Main Street, Vancouver, British Columbia, Canada V5T 3E2 and our telephone number is (604) 787-0715. Our fiscal year end is September 30th.

Asset Purchase Agreement

On September 30, 2005, Breezer Ventures, Ltd. signed an asset purchase agreement with Big-On-Burgers Restaurant to purchase outright the inventory, furniture and equipment related to the Big-On-Burgers' restaurant located in Abbotsford, British Columbia. The asset purchase agreement became effective on the date of the signing of the agreement.

In consideration for the inventory and equipment listed in the asset purchase agreement, we accepted to pay the following fees:
    We agreed to issue 350,000 shares of our common stock to Big-On-Burgers Restaurant upon the signing of the asset purchase agreement.

Other than the items mentioned above, we are not required to make any other types of payments to Big-On-Burgers Restaurant for the assets being purchased.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not had any material operations.

We plan to maintain the same business strategy that Big-On-Burgers Restaurant previously used of ensuring freshness in the ingredients of the menu items and providing friendly, home-style service to customers. We also intend to keep the menu item we plan to sell in our restaurant the same. Examples of menu items that will be offered are hamburgers, French fries and assorted soft drinks. Unlike the established market players in the North American fast food service industry, our focus will be to provide customers with a product that offers uncompromising standards combined with the freshest ingredients. The emphasis of all our menu items will be freshness and quality in preparation: our beef patties will be made fresh to order using Certified Angus Beef only, our lettuce, mushrooms, tomatoes and onions will be hand chopped, and our French fries will be cut daily from fresh, whole potatoes and cooked in cholesterol-free vegetable oil. (Certified Angus Beef is defined as beef certified by the USDA to have come from Angus cattle) In addition to our emphasis on food excellence, we will offer the same type of friendly, home-style service associated with an old fashioned burger place or diner. We believe the combination of fresh ingredients, made-to-order menu items, and warm, personalized service will allow us to compete successfully against our established competitors.

We intend to purchase our inventory and raw ingredients from various suppliers, such as Intercity Packers, Canada Breads, Coca-Cola, Valley West Foods, Costco, and Sysco. We currently have no agreement with any suppliers to purchase any products. We forsee that we will have our inventory delivered to our premises by our suppliers.

Competition

There are currently a large number of fast food restaurants situated in the city of Abbotsford which will offer direct competition with our restaurant.

Revenue

As of to date of this filing, we have not generated any revenues, as we have had no operational activities.

Insurance

Currently, we have no insurance coverage

Government Regulation

We will be required to maintain a food and health license issued by the Province of British Columbia. As part of our asset purchase agreement, we have purchased the food and health license for our establishment from Big-On-Burgers Restaurant. License fees are paid annually. We do not expect the price to increase in the future.

Our facilities will be subject to regulation by provincial health, safety, and fire agencies.

We are currently in compliance with all regulations that affect us and do not believe compliance with the governmental regulations will have any impact on our future operations.

Offices

The Company's headquarters and executive offices are located at Suite 117-2416 Main Street, Vancouver, British Columbia. Our telephone number is (604) 787-0715. We are currently renting these premises on a month to month basis.

Employees

We currently have no employees, other than our director, because there is no operational store in existence as of the date of this prospectus.

Subsidiaries

We do not have any subsidiaries.

Bankruptcy, Receivership, or Similar Proceeding

There has been no bankruptcy, receivership, or similar proceedings.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation for the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to prepare for the commencement of business operations. The process may include, but not exclusively, activities such as:

  We intend to evaluate the current working staff of the restaurant and determine whether replacing existing staff or increasing staff members is required. We expect to accomplish this by the end of the second week of October 2005.
  We will be conducting an analysis of the restaurants' present relationships with existing suppliers to ascertain whether existing arrangements are in the company's best financial interest or if other options are available in the marketplace. We expect to accomplish this by the end of November 2005.
  Management of the company will be devising a new marketing strategy to increase the sales and customer traffic of the restaurant. If costs are not prohibitive, we may enlist the services of a consultant who specializes in the fast food industry. We expect to formalize a new strategy by March 2006.

We estimate that our current working capital position of approximately $6,920 will be sufficient to meet our short term cash needs for the next twelve month period. We do not foresee a need to raise additional capital in the future, as the current business has historically funded its operations through cash flows generated by the business. By continuing to operate the restaurant under the same name and in the same manner, we would be adopting a consistent, established business with a solid customer base. We foresee that future operational needs will be internally funded from cash generated from operations. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the short term.

In the event that additional funding was required, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors if there is additional capital needs.

If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions did not have a material impact on the Company's consolidated financial position and results of operations. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 on January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003. The effect of adoption of this standard did not have a material effect on the Company's results of operations or financial position.

The FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Angeni Singh	21	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

Angeni Singh has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since May 18, 2005.

Ms. Singh has a strong working background in retail sales and management. From 2000 to 2003, Ms. Singh was employed in the role of Manager at a Chevron gas station in Vancouver, Canada. Currently, Ms. Singh acts as a part time Office Manager at a Laser Spa Treatment center and as a Consultant for Corporate Dynamics in Vancouver, Canada.

Ms. Singh educational background also has prepared her for retail management, as she has received a post secondary education specializing in the field of hospitality and tourism from the Vancouver School Board.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Ageni Singh	2005	0	0	0	0	0	0	0
President. Treasurer,
Secretary, and Director

[1]     All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for Mr. Ageni Singh is our address at Suite 117-2416 Main Street, Vancouver, British Columbia.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Ageni Singh	5,000,000	President, Principal Executive Officer,	66.23%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and Directors as a Group (1 Person)	5,000,000		66.23%

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares. All of the selling shareholders are friends and/or business associates of our sole officer and director. All of the selling shareholders are friends and/or business associates of our sole officer and director.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering

SINGH, Angeni	5,000,000	66.23%	5,000,000	0.00%
LIU, Mang	100,000	1.32%	500,000	0.00%
V, Atael	100,000	1.32%	500,000	0.00%
ZHOU, Jin Biao	100,000	1.32%	500,000	0.00%
SHI, Yue Hong	100,000	1.32%	500,000	0.00%
WANG, Yang	100,000	1.32%	500,000	0.00%
AKLOYO, Paul	100,000	1.32%	500,000	0.00%
ZHANG, Lei	100,000	1.32%	500,000	0.00%
ZHAO, Yue Ting	100,000	1.32%	500,000	0.00%
BARRETO, Maria	100,000	1.32%	750,000	0.00%
ZHANG, Shi Yang	100,000	1.32%	750,000	0.00%
HE, Xuan	100,000	1.32%	75,000	0.00%
BARANSKI, Frank	100,000	1.32%	75,000	0.00%
ZHANG, Ren Tian	100,000	1.32%	75,000	0.00%
YI, Sui	100,000	1.32%	50,000	0.00%
HANG, Hong Xiang	100,000	1.32%	50,000	0.00%
LI, Yan	100,000	1.32%	75,000	0.00%
YU, Guang Hao	100,000	1.32%	75,000	0.00%
BARAN, Jackie	100,000	1.32%	75,000	0.00%
WANG, Peng	100,000	1.32%	80,000	0.00%
LI, Xu	10,000	0.13%	10,000	0.00%
XIN, Si Wei	10,000	0.13%	10,000	0.00%
BANDIC, Jelena	10,000	0.13%	10,000	0.00%

WANG, Yu Shuai	20,000	0.26%	20,000	0.00%
Zhang, Yin Jin	10,000	0.13%	10,000	0.00%
YAN, Jun	10,000	0.13%	10,000	0.00%
GU, Wen	10,000	0.13%	10,000	0.00%
DUAN, Ran	20,000	0.26%	20,000	0.00%
WU, Weu Bin	40,000	0.53%	40,000	0.00%
BELHADJ, Mahzoud	30,000	0.40%	30,000	0.00%
WU, Xin	30,000	0.40%	30,000	0.00%
WANG, FENG	30,000	0.40%	30,000	0.00%
ZONG, Hai	30,000	0.40%	30,000	0.00%
LIU, Hai ZHong	20,000	0.26%	20,000	0.00%
SUN, Wei	20,000	0.26%	20,000	0.00%
Big-On-Burgers Restaurants	350,000	4.64%	350,000	0.00%
TOTAL	7,550,000	100.00%	7,550,000	0.00%

7,550,000 shares of common stock have been subscribed to and fully paid for as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.
a)	In June 2005, we issued 5,000,000 shares of common stock were subscribed to and fully paid for by Singh, Angeni in consideration of $0.001 per share or a total of $5,000.

b)	In June 2005, 1,900,000 shares of common stock were subscribed to and paid for by ten individuals in consideration of $0.01 per share or a total of $19,000.

c)	In August 2005, we issued 300,000 shares of common stock were subscribed to and fully paid for by seven individuals in consideration of $0.05 per share or a total of $15,000.

d)

In September 2005, we issued 350,000 shares of common stock were subscribed to and fully paid for by Big-On-Burgers Restaurant in consideration for purchasing the inventory and equipment related to their restaurant. The value of the shares, issued at $0.05 per shares, are $5,000.

Future Sales of Shares

A total of 7,550,000 shares of common stock are subscribed to and fully paid for. Of the 7,550,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 7,550,000 restricted shares, all are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have proportional rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to a proportional share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Empire Stock Transfer Inc., Suite 300-7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and its telephone number is (702) 562-4091.

CERTAIN TRANSACTIONS

5,000,000 shares of common stock were subscribed to and fully paid for by Angeni Singh, our president and a member of the board of directors in June 2005, in consideration of $5,000.

350,000 shares of common stock were subscribed to and fully paid for by Big-On-Burgers Restaurant in consideration for purchasing the inventory and equipment related to the restaurant.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to September 30th, 2005, included in this prospectus have been audited by Gordon K. W. Gee, Chartered Accountant, 325 Howe Street, Suite 605, Vancouver, British Columbia V6C 1Z7.

LEGAL MATTERS

Legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Erwin & Thompson LLP, Reno, Nevada. Their address is 1 East Liberty St., Suite 424, P.0. Box 40817, Reno, Nevada, 89504

FINANCIAL STATEMENTS

BREEZER VENTURES INC.

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2005

(A Development Company)

(Expressed in United States Dollar)

GORDON K.W. GEE

Chartered Accountant 601 - 325 Howe Street

An Incorporated Professional Vancouver, B.C. V6C 1Z7

Telephone:(604) 689-8815 Facsimile:(604) 689-8838

E-mail: gkwg@telus.net

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Breezer Ventures Inc.:

I have audited the accompanying balance sheet of Breezer Ventures Inc. as at 30 September 2005 and the related statements of operations and deficit, cash flow and changes in shareholder's equity and comprehensive income for the period then ended. These financial statements are the responsibility of the company's management. My responsibilty is to express an opinion on these financial statements based on my audi.t

I have conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Breezer Ventures Inc. as at 30 June 2005 and the results of the operations and cash flow of the company for the period then ended, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C., Canada; /s/"Gordon K.W. Gee"

15 October 2005 CHARTERED ACCOUNTANT

BREEZER VENTURES INC.
BALANCE SHEET
AS AT 30 SEPTEMBER

(A Development Company)
(Expressed in United States Dollar)

2005
$

ASSETS

CURRENT
Cash	6920

PROPERTY, PLANT AND EQUIPMENT
Funiture and equipment (Note 4)	17,208

Total Assets	24,128

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	3,500

SHAREHOLDERS' EQUITY

OBLIGATION TO ISSUE SHARES (Note 6)	57,500
DEFICIT	-36,872

20,628

Total Liabilities and Shareholder's Equity	24,128

APPROVED BY THE DIRECTORS:

/s/ Angeni Singh______________ Director

(See accompanying notes to financial statements)

BREEZER VENTURES INC.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE PERIOD 19 MAY 2005 TO 30 SEPTEMBER 2005

(A Development Company)
(Expressed in United States Dollar)

2005
$
GENERAL AND ADMINISTRATIVE EXPENSES

Consulting and Professional Fees	27,400
Training	5000
Management Fees	2000
Facilities Costs	2000
Amortization	292
Regulatory and Transfer Agent Fees	150
Bank Charges and Interest	30

LOSS AND DEFICIT	36,872

WEIGHTED AVERAGE, FULLY DILUTE EARNINGS PER SHARE	0.005

(See accompanying notes to financial statements)

BREEZER VENTURES INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD 19 MAY 2005 TO 30 SEPTEMBER 2005

(A Development Company)
(Expressed in United States Dollar)

2005
$
OPERATING ACTIVITIES

Net Loss	(36,872)
Amortization	292
(36,580)
Changes in no-cash working capital accounts

Accounts Payable and accrued liabilities	3,500

(33,080)

FINANCING ACTIVITIES

Obligation to issue shares	57,500

INVESTING ACTIVITIES

Investment in property, plant and equipment	(17,500)

CASH, ending	6,920

(See accompanying notes to financial statements)

BREEZER VENTURES INC.
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY AND
COMPREHENSIVE INCOME
FOR THE PERIOD 19 MAY 2005 TO 30 SEPTEMBER 2005

(A Development Company)
(Expressed in United States Dollar)

2005
$

(Loss) for the period	(36,872)

Share Subscription	57,500

BALANCE, end of period	20,628

(See accompanying notes to financial statements)

BREEZER VENTURES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2005

(A Development Company)

(Expressed in United States Dollar)

1. INCORPORATION AND OPERATING ACTIVITIES

Breezer Ventures Inc. was incorporated on 18 May 2005, under the laws of the State of Nevada, U.S.A. Operations, as a development stage company started on that date, i.e., 18 May 2005..

At the period end, the Company acquired all the assets of Big-On-Burgers, a fast food restaurant, which it intends to reopen and continue the operations as Big-On-Burgers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property, Plant and Equipment

Property, plant and equipment consist of furniture and equipment recorded at cost, with amortization provided over the estimated useful life of the asset, 5 years, straight-line.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into USA dollars at the period end exchange rate, non-monetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

Loss Per Share

Loss per share has been calculated based on the weighted average number of shares outstanding.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

BREEZER VENTURES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2005

(A Development Company)

(Expressed in United States Dollar)

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after 15 December 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Future Income Taxes

The company recognizes income taxes using an asset and liability approach. Future income tax assets and liabilities are computed annually for differences between the financial statements and bases using enacted tax laws and rates applicable to the periods in which the differences are expressed to affect taxable income.

Year end

The Company has adopted 30 September as its fiscal year end.

3. GOING CONCERN

The Company's financial statement are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and has generated no revenues. In order to obtain the necessary capital, the Company is in the process of raising funds from private placement subscriptions. The Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

BREEZER VENTURES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2005

(A Development Company)

(Expressed in United States Dollar)

The officer and director is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equiment consists of furniture and equiment

2005

$

Cost 17,500

Accumulated amortization 292

17,208

5. SHARE CAPITAL

Authorized - 100,000,000 common shares with a par value of $0.001 per share

Issued - None, A total of 7,300,000 shares have been subscribed to, and which have not yet been issued..

6. OBLIGATION TO ISSUE SHARES

The company has received $40,000 toward the issuance of 7,300,000 shares. In addition the company has invested in the assets of Big-On-Burgers, a fast food restaurant,.in which consideration is to be given of $17,500 or 350,000 shares.

BREEZER VENTURES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 30 SEPTEMBER 2005

(A Development Company)

(Expressed in United States Dollar)

7. INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carry forwards expire between 2003 and 2008 and are recorded in these financial statements as deferred tax assets and liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 25th day of October, 2005.

Breezer Ventures, Inc.

BY:	/s/ Ageni Singh
Ageni Singh, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Angeni Singh, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ageni Singh	President, Principal Executive Officer,	October 25, 2005
Ageni Singh	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director